KPMG

Somekh Chaikin
KPMG Millennium Tower
17 Ha'arba'a Street, PO Box 609
Tel Aviv 61006 Israel

Telephone 972 3 684 8000
Fax 972 3 684 8444
Internet www.kpmg.co.il

Zion Oil & Gas Inc.
6510 Abrams Road
Suite 30, Dallas, TX 75231
U.S.A.

Securities and Exchange Commission
Washington, D.C. 20549
U.S.A.

Dear Sirs,

Re: Zion Oil &Gas Inc.

We confirm receipt of a letter and attached disclosures from Zion Oil & Gas Inc., dated September 19, 2006, referring to Item 4.02(c) of Form 8-K of the Securities and Exchange Commission and the disclosures made by Zion Oil & Gas Inc. at Item 5 of Part II of the Form 10 – QSB/A for the quarterly period ended March 31, 2006 and of Form 10-QSB/A for the quarterly period ended June 30, 2006 under the caption "Non-Reliance on Previously Issued Financial Statements or Related Audit Reports". The above mentioned forms were filed on September 19, 2006.

Insofar as the statements made in the said disclosure at Items 5 of the referenced Forms 10-QSB/A and attached to the letter sent to us by Zion Oil & Gas Inc. referred to above, relate to disclosures and data as at the date of the filing of said forms and for financial periods audited or reviewed by KPMG Somekh Chaikin, we are in agreement with the statements made by Zion Oil & Gas Inc. in the said disclosure.

Very truly yours

Somekh Chaikin

KPMG Somekh Chaikin

September 25, 2006